Exhibit Index
                          -------------

Exhibit                  Description
-------                  -----------
    1                    Amendment No. 1, dated as of December
                         14, 1998, to Amended and Restated Rights
                         Agreement, dated as of July 22, 1998,
                         between CIGNA Corporation and First
                         Chicago Trust Company of New York, as
                         Rights Agent.


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

                                                        Exhibit 1
                                                        ---------
                        CIGNA CORPORATION
                        -----------------


               AMENDMENT NO. 1 TO RIGHTS AGREEMENT
               -----------------------------------




     THIS AMENDMENT No. 1, dated as of December 14, 1998 (the "Amendment"), to the Amended and Restated Rights Agreement, dated as of July 22, 1998 (the "Rights Agreement"), between CIGNA Corporation, a Delaware corporation (the "Company") and First Chicago Trust Company of New York (the "Rights Agent").

     WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend any provision of the Rights Agreement in accordance with the terms of Section 27; and

     WHEREAS, this Amendment is intended to delete from the Rights Agreement all requirements that a majority of the Disinterested Directors (as defined in the Rights Agreement) approve certain actions with respect to the Rights Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

     1. The Rights Agreement is hereby amended by deleting the definition of "Disinterested Director" from Section 1(h) and replacing it with the word "Reserved" and deleting the reference to "Disinterested Directors" in the Defined Term Cross-Reference Sheet and replacing it with the word "Reserved."

     2. Section 1(l) of the Rights Agreement is hereby amended by deleting the words "Disinterested Directors" therefrom and substituting therefor the words "members of the Board of Directors."

     3. Section 23(a)(iii) of the Rights Agreement is hereby amended by deleting the words "Disinterested Directors" therefrom and substituting therefor the words "members of the Board of Directors."

     4. Section 24(e) of the Rights Agreement is hereby amended by deleting the words "Disinterested Directors" therefrom and substituting therefor the words "members of the Board of Directors."

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     5.   Section 27(b) of the Rights Agreement is hereby amended
by deleting the words "Disinterested Directors" therefrom and substituting therefor the words "members of the Board of Directors."

     6. Section 28 of the Rights Agreement is hereby amended by deleting the reference to "Section 1(m)" from the following clause contained in the first sentence: "Subject to Sections
1(m), 23(a)(iii), 24(e) and 27(b) hereof."

     7.   Exhibit C (the "Summary of Rights") to the Rights
Agreement is hereby amended:

          (a) by deleting in its entirety the second sentence of the second paragraph thereof, which begins "The description and terms of the Rights";

          (b) by inserting immediately after the second paragraph thereof the following new paragraph:

               On December 14, 1998, the Company and the Rights Agent again amended the terms of the Rights to eliminate the requirement that certain actions with respect to the Rights be approved by a majority of Disinterested Directors, including redeeming the Rights, exchanging the Rights, amending the Rights Agreement, and determining what constitutes a "Permitted Offer" under the Rights Agreement. The description and terms of the Rights are set forth in an Amended and Restated Rights Agreement, dated as of December 16, 1998 (the "Rights Agreement"), between the Company and the Rights Agent.

          (c) by deleting from Section C thereof the words "Disinterested Directors" the first time such words appear and substituting therefor the words "members of the Company's Board of Directors";

          (d) by deleting from Section C thereof the last sentence, which begins "Disinterested Directors are directors of the Company," in its entirety;

          (e) by inserting in the first sentence of Section F thereof the words "a majority of the members of" immediately before the phrase "the Board of Directors of the Company";

          (f) by deleting from Section F thereof the third sentence, which begins "The Board of Directors may only redeem Rights," in its entirety;

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          (g)  by deleting from Section G thereof the second
               sentence, which begins "The Board of Directors may only exchange Rights", in its entirety; and

          (h) by inserting in the third sentence of Section G thereof the words "a majority of the members of" immediately before the phrase "the Board of Directors."

     This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed, all as of the date and year first above written.


                              CIGNA CORPORATION

                                   /s/ Wilson H. Taylor
                              By: ________________________________
                                   Wilson H. Taylor
                                   Chairman of the Board and
                                    Chief Executive Officer



                              FIRST CHICAGO TRUST COMPANY
                              OF NEW YORK

                                   /s/ Joanne Gorostiola
                             By:________________________________
                                   Name:  Joanne Gorostiola
                                   Title: Assistant Vice President


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